Exhibit 3(a)

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CHEMICAL FABRICS CORPORATION


     FIRST:  The name of the Corporation is CHEMICAL FABRICS CORPORATION.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

     THIRD: The nature of the business or purposes to be conducted or promoted are to engage in manufacturing and sales, including but not limited to the coating and application of fabrics with chemicals, and to do all other matters related thereto, and to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 16,000,000, of which 1,000,000 shares of the par value of $.50 each are to be of a class designated Preferred Stock and 15,000,000 shares of the par value of $.10 each are to be of a class designated Common Stock.

     Shares of stock of any class now or hereafter authorized may be issued by the Corporation from time to time for such consideration not less than the par value thereof as shall be fixed from time to time by the Board of Directors of the Corporation. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered to the Corporation shall be declared and taken to be fully paid stock and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. Subscriptions to, or the purchase price of, shares of stock of the Corporation may be paid for, wholly or partly, by cash, by labor done, by personal property, or by real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the Directors as to the value of such labor, property, real estate or leases thereof shall be conclusive.

     Authority is hereby vested in the Board of Directors to issue the Preferred Stock from time to time in one or more subsequent series, with such voting powers or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, and with such dividend rights, rights on dissolution or distribution of assets, and conversion or exchange rights, and subject to redemption at such time or times and price or prices, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

     FIFTH: The name and mailing address of the sole incorporator is as follows:

     Name                     Mailing Address

Christopher G. Karras         30 Rockefeller Plaza
                         New York, New York  10112

     SIXTH: The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation.

     SEVENTH: Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors.

     EIGHTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by ballot unless and to the extent that the By-Laws so provide.

     NINTH: The Corporation shall have the power, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, to indemnify all person whom it may indemnify pursuant thereto.

     TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     ELEVENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

     THE UNDERSIGNED, being the sole incorporator above named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this instrument on the 5th day of July, 1983 and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.


                            /s/Christopher G. Karras
                            ------------------------
                              Christopher G. Karras
                                Sole Incorporator




                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                  *   *   *   *



     CHEMICAL FABRICS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That by vote of the Board of Directors of Chemical Fabrics Corporation, at a duly called Regular Meeting of the Board, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and directing the holders of Common Stock of said corporation to consider said amendment at the Annual Meeting of Stockholders. The resolution setting forth the proposed amendment is as follows:
RESOLVED:  that the Corporation's Certificate of Incorporation in the State of
           Delaware be, and it hereby is, amended by the addition of the following Article Twelfth, subject to the approval of the Shareholders at the Annual Meeting:
TWELFTH: A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
           (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.
     SECOND: That thereafter at the Annual Meeting of Stockholders, pursuant to said resolution of the Board of Directors, by vote of the holders of record of at least a majority of the issued and outstanding shares of Common Stock, par value $.10 per share, of said corporation, representing not less than the minimum number of votes necessary to authorize and take the actions set forth therein, said amendment was duly adopted.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Chemical Fabrics Corporation has caused this certificate to be signed by Duane C. Montopoli, its President, and attested by John D. Masters, its Secretary, as of this 21st day of October, 1986.

                         CHEMICAL FABRICS CORPORATION



                         By:  /s/  Duane C. Montopoli
                            ---------------------------
                             President



ATTEST:



By:  /s/  John D. Masters
   ----------------------
    Secretary